SCHEDULE 14C
                   INFORMATION REQUIRED
                 IN INFORMATION STATEMENT

Schedule 14C Information

Information Statement Pursuant to Section
14(c) of the Securities Exchange Act of
1934

Check the appropriate box:

 [ ]    Preliminary Information Statement

 [ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 [X]    Definitive Information Statement

________________________________________________________________________
              BEST OF AMERICA CORPORATION

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 [ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
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paid previously Identify the previous filing by registration statement
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        (1)   Amount Previously Paid
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        (4)   Date Filed

              BEST OF AMERICA CORPORATION

              NOTICE OF ANNUAL MEETING
                OF STOCKHOLDERS
          To Be Held On September 28, 1998


To Our Stockholders:

The Annual Meeting of Stockholders of Best of America Corporation (the "Company") will be held on September 28, 1998, at 10:00 a.m., local time, at the office of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., Twenty-Second Floor, One American Place, Baton Rouge, Louisiana. The principal executive offices and mailing address of the Company is 674 Renoir Avenue, Suite 1, Baton Rouge, Louisiana 70806.

The purposes of the meeting are:

1.    To elect a Board of Directors.

2. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Agreement"), between BOAC and The J. Rish Group, Inc. (the "Rish Group"), pursuant to which, among other things, BOAC will merge into the Rish Group and each outstanding share of common stock of BOAC will be converted into one share of common stock of the Rish Group, and each outstanding share of preferred stock of BOAC will be converted into two shares of common stock of the Rish Group.

3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on August 28, 1998, are entitled to receive notice of the meeting. All owners of the Company's Common Stock present, in person or by proxy, at the Annual Meeting shall be entitled to vote.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

For the Board of Directors


Julian P. Rish, Secretary




                   BEST OF AMERICA CORPORATION
                   674 Renoir Avenue, Suite 1
                  Baton Rouge, Louisiana 70806

                      INFORMATION STATEMENT
              WE ARE NOT ASKING YOU FOR A PROXY AND
             YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of Best of America Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held September 28, 1998, at 10:00 a.m., local time at the offices of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., Twenty-Second Floor, One American Place, Baton Rouge, Louisiana (the "Meeting"). The principal executive offices and mailing address of the Company is 674 Renoir Avenue, Suite 1, Baton Rouge, Louisiana 70806. This Information Statement is first being sent or given to stockholders of the Company on or about September 4, 1998.

VOTING AND PRINCIPAL HOLDERS

The no par common stock (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on August 28, 1998, the record date, are entitled to notice of the Annual Meeting. All owners of the Company's Common Stock present, in person or by proxy, at the Meeting shall be entitled to vote. As of the record date, there were 8,731,000 shares of Common Stock outstanding and approximately one hundred ten (110) holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

On July 28, 1998, with corporate funds of The Julian Rish Group, Inc., no part of which was borrowed, The Julian Rish Group, Inc. purchased 4,570,682 shares of common stock and 216,200 of preferred stock of the Company from American National Corporation and 576,279 shares of common stock of the Company from Marbane Construction Company. The purchase price of the stock was $80,000.00 paid in cash and the assumption of approximately $74,800.00 of debt from the Sellers and other related entities and individuals.

Julian Rish, with personal funds, had previously purchased 15,000 shares of common stock of the Company. The purchase was in excess of a year prior to the purchase by The Julian Rish Group, Inc. and was not part of a plan to obtain a controlling interest in the Company.

The shares owned by The Julian Rish Group, Inc., the controlling stockholder of the Company, will be voted for the election of directors recommended by Julian P. Rish, the Secretary and Director of the Company.

ELECTION OF DIRECTORS

A Board of Directors consisting of five members will be nominated and elected at the Meeting, each member to serve until the next Meeting and until a successor shall be elected and shall qualify. Each share of Common Stock entitles the shareholder to cast one vote for as many persons as there are directors to be elected. The Company's articles and by-laws prohibit cumulative voting, and the directors shall be elected by a plurality vote.

The current directors of the Company are as follows:

C. Lynn White. As of the date of this notice, Mr. White is 55 years old and has served as a director and chairman of the Board of the Company for five
(5) years. He is President and owner of the Commercial Real Estate Counsel Co. which does consulting and development of commercial real estate primarily in North Carolina and South Carolina. Mr. White also is involved in a number of other successful commercial real estate projects through various other entities, including office, retail, industrial and self storage facilities.

Walter J. Lark. As of the date of this notice, Mr. Lark is 47 years old and has served as a director of the Company for three (3) years. He is a commercial real estate agent in the Mandeville, Louisiana area.

Julian P. Rish. As of the date of this notice, Mr. Rish is 62 years old. He has served as a director of the Company for five (5) years. Mr. Rish is also the Secretary of the Company. He is the president and principal of the Baton Rouge Rehab Clinic a rehabilitation clinic in Baton Rouge, Louisiana, and has a controlling interest in various other business ventures in Louisiana.

Ed Cantin. As of the date of this notice, Mr. Cantin was 45 years old. He was appointed to the board of directors of the Company to fill a vacancy in August, 1998. Mr. Cantin is also the Vice President of the Company. He is the president and principal of Northshore Capital Enterprises, an investment banking company in Slidell, Louisiana.

Anatole J. Plaisance. As of the date of this notice, Mr. Plaisance is 64 years old. He has served as a director of the Company for five (5) years. He is an attorney practicing in Baton Rouge, Louisiana.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of August 28, 1998.

                                 Title of Class
Name and Address                 and Amount
 of beneficial owner            beneficially owned        % of class

C. Lynn White
4000 Columbine Circle            common stock
Charlotte, NC   28211	       555,270(2)	              6.36%
                                 Common Stock

Julian P. Rish
1907 Roseneath Drive             common stock
Baton Rouge, LA 70806	      5,161,961(3)	    59.12%

1. Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

2. Mr. White controls White Interests Limited Partnership which owns 555,270 shares of Common Stock of the Company.

3. Mr. Rish is the President and sole shareholder of The Julian Rish Group, Inc. which owns 5,146,961 shares of Common Stock of the Corporation.

MERGER

The plan of merger provides for the Company to merge into the J. Rish Group, Inc. (the "Rish Group"). The mailing address and telephone number of the principal executive offices of the Company and the Rish Group is 674 Renoir Avenue, Suite 1, Baton Rouge, Louisiana 70806. The Rish Group is a wholly owned subsidiary of the Company. It currently has no assets or liabilities or any operating activity. There will be no adverse tax consequences to the Company as a result of the Merger.

The merger will provide for the Company to merge into the Rish Group pursuant to which each outstanding share of common stock of the Company will be converted into one (1) share of common stock of the Rish Group, and each outstanding share of preferred stock of the Company will be converted into two (2) shares of common stock of the Rish Group.

The purpose of the merger is to change the name of the Company to the J. Rish Group, Inc. and change its state of incorporation to Louisiana. There will be no material difference in any rights of the security holders as a result of the merger. The merger provides for the conversion of each share of preferred stock of the Company to be converted into two (2) shares of common stock of the Rish Group. All of the preferred stock of the Company is currently held by The Julian Rish Group, Inc., a separate entity from the Rish Group. However, the preferred stock of the Company is currently convertible into two (2) shares of common stock of the Company. Therefore, the merger will have the same effect on the equity interest of the existing shareholders as The Julian Rish Group, Inc. exercising its conversion rights in the preferred stock of the Company.

The Rish Group will be the surviving entity of the merger. Therefore, the Articles of Incorporation of the Rish Group, the By-Laws of the Rish Group, and the corporate laws of the State of Louisiana will govern the surviving entity. If you would like to receive a copy of the Articles of Incorporation and the By-Laws of the Rish Group, please contact Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., Attention Brett N. Brinson at P.O. Box 3513, Baton Rouge, Louisiana 70821, (504) 382-3457.

A majority of the shares of common stock represented at the Meeting is required to approve the merger. If the merger is approved, the directors elected at the meeting shall be the directors of the surviving entity. Additional information regarding the Company can be found in the enclosed 10K which is incorporated by reference herein.

EXECUTIVE OFFICERS

The By-Laws of the Company provide for the election of executive officers by the Board of Directors. Executive officers serve until heir successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at August 28, 1998), the offices held and the business experience during the past five years of each executive officer appear below.

Edward Cantin (45): Director and Vice President. Mr. Cantin is the President of Northshore Capital Enterprises, an investment banking company with its principal office in Slidell, Louisiana.

Julian P. Rish (62): Director and Secretary. Mr. Rish is the president of Baton Rouge Rehab Clinic, a rehabilitation clinic with its principal office in Baton Rouge, Louisiana.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of equity securities of the Company beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of August 28, 1998.

                                 Common Stock

name of
Beneficial owner(1)  Amount and Nature of Beneficial Ownership(2)  Percent of Class(3)
Julian P. Rish                     5,161,961(2)	                 59.12%
C. Lynn White                        555,270	                           6.36%
William J. Lark                       60,000	                           1.16%
All remaining directors                    -                               -

                           Series A Preferred Stock

Name of
Beneficial owner(1)  Amount and Nature of Beneficial Ownership(2)  Percent of Class (3)
Julian P. Rish                       216,200                             100%

1. The address of each of the officers and directors is c/o Best of America Corporation, 674 Renoir Avenue, Suite 1, Baton Rouge, Louisiana, 70806.

2. Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

3. Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, and securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

INDEPENDENT PUBLIC ACCOUNTANTS

The accountants for 1997 and the current year have been James E. Scheifley & Associates, P.C. They will be invited to attend the meeting, and if in attendance, they will be allowed to make a statement if they desire to do so.

COMMITTEES

The Company does not currently have an audit, nominating or compensation committee of the board of directors. However, it is expected that such committees shall be formed at the first board of directors' meeting held after the shareholders' meeting.

BOARD OF DIRECTORS' MEETINGS

The board of directors have held a meeting once during the current year. All of the directors were present at the meeting.

EXECUTIVE COMPENSATION

The officers of the Company or its affiliates are currently not receiving any compensation for their services as officers.

QUORUM FOR MEETING

The By-Laws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 1998 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by September 22, 1998.

By Order of the Board of Directors

/s/Julian P. Rish
-----------------------------
Julian P. Rish, Secretary